Exhibit 99
Letter of Intent

                         Mortgage Assistance Corporation
                                 P.O. Box 131618
                                Dallas, TX 75313
                               Tel. (214) 670-005
                               Fax (214) 670-0001
May 14, 2004

Dale Hensel
Safe Alternatives Corp of America, Inc.
2614 Main St.,
Dallas, TX 75226

Re:      Letter of Intent Business Combination
         -------------------------------------

Board of Directors:

         Subject to your shareholders' approval based on a your board of directors' recommendation, Mortgage Assistance Corporation offers to be acquired by Safe Alternatives Corporation of America, Inc. on the following terms and conditions:

         SACA board will call a special shareholder meeting or obtain a majority shareholder consent in lieu of a special meeting according to the Florida Business Corporation Statutes and recommend and approve the following actions:

1. Effect a reverse split of the SACA common shares on a One for Two Hundred Fifty (1:250) basis;

2.   Effect  a  corporate   name   change  from  SACA  to  Mortgage   Assistance
     Corporation.

3.   Change your authorized common stock capital to 50,000,000 shares;

4. Authorized a business combination whereby SACA will exchange 12,000,000 post reverse split common shares for all of the issued and outstanding common stock of Mortgage Assistance Corporation.

5. Any such further recommendations as may be considered reasonable and in the best interest of the shareholders.

If the following proposal is acceptable, I will commence with document preparation. I represent that sufficient funds are presently held in trust in anticipation of closing.

MORTGAGE ASSISTANCE CORPORATION



 /s/ Dale Hensel
----------------
By: Dale Hensel
Title: President


Subject to shareholder approval and SACA accepts your proposal.

SAFE ALTERNATIVES CORPORATION OF AMERICA, INC.



 /s/ Dale Hensel
----------------
By: Dale Hensel
Title: President